UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – December 13, 2007

WIRELESS AGE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3565 King Road, Suite 102
King City, Ontario Canada L7B 1M3
(Address of principal executive offices)

(905) 833-2753
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                        Entry into Material Definitive Agreement

On December 13, 2007, Wireless Age Communications, Inc. (“Wireless Age” or the “Company”) entered into a series of agreements to amend the terms of its loan facility with TCE Capital Corporation (“TCE”).

Wireless Age and Newlook Industries Corp. (“Newlook”) combined their assets and collateral to create a new loan facility totaling CAD$2,500,000 (approximately US$2,475,000). The amended facility includes; 1) a new CAD$1,500,000 (US$1,485,000) 18% per annum, 3 year term loan and 2) the existing Wireless Age CAD$1,500,000 loan facility is reduced to CAD$1,000,000 (US$990,000). The effective annual interest rate on latter portion of the new facility is reduced from approximately 24.6% to approximately 17.9%. The term loan is interest only and may be retired 18 months into the term on 90 days notice subject to a CAD$75,000 (US$74,000) prepayment penalty.

Newlook is the controlling shareholder of Wireless Age.

The new facilities were arranged by way of Wireless Age (and certain of its subsidiaries) and Newlook (including its subsidiary Onlinetel Corp.) entering into a Factoring Agreement Amendment Agreement with TCE Capital Corporation. Certain operating subsidiaries also entered into Cross Guarantee and Postponement of Claim Agreements of the indebtedness of Newlook to TCE. Wireless Age entered into Continuing Guarantee and Postponement of Claim Agreements with TCE. Other documentation customary with transactions of this type was executed by the various parties.

Item 8.01 Other Events

On December 13, 2007, the Wireless Age Board of Directors authorized the adoption of a program to repurchase up to 5,000,000 shares of the Company's common stock in the open market from time to time, subject to certain conditions set forth in Rules 10b5-1 and 10b18 under the Securities Act of 1934. The Company intends to appoint a brokerage firm as its agent in executing such transactions. It is expected that purchases under the program, depending upon prevailing market conditions, and other factors such as the Company's cash position, will be made during the next twelve months. The repurchase plan may be suspended by the Company at any time.

There are currently 59,473,342 shares of the Company's common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.48
Factoring Agreement Amendment Agreement between TCE Capital  Corporation and Wireless Age Communications, Inc., Wireless Age Communications Ltd., Wireless Source Distribution Ltd., Newlook Industies Corp. and Onlinetel Corp. dated December 13, 2007.

	99.1	December 17, 2007 Wireless Age Communications, Inc. press release regarding the adoption of a stock buy back program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: December 19, 2007	By:	/s/ Gary Hokkanen
Name: Gary Hokkanen
Title: Chief Financial Officer